                                                                   EXHIBIT 10.11

                                 SUPERVALU INC.
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                          EFFECTIVE 6/27/96, AS AMENDED

1. A director who is not an employee of the Company or of a subsidiary of the Company may elect to defer receipt of the payment of his cash fees and other cash compensation as a director until such time as he has ceased to be a director, as hereinafter provided.

2. Any election hereunder to defer fees shall apply to all or any part of the cash fees and other cash compensation earned by the director as a director of the Company (quarterly retainer fees as well as fees for attending Board meetings and committee meetings, but not stock option grants or amounts paid pursuant to the Non-Employee Directors Deferred Stock Plan) until termination of such election.

3. Such election shall be made by the director filing a written statement with the Secretary of the Company electing to defer director's fees pursuant to this plan and shall be effective with respect to any fees and other compensation thereafter payable to the electing director for which no services have yet been rendered by said electing director.

4. A director's election to defer director's fees hereunder shall continue thereafter unless and until the director terminates the deferral by giving notice to the Secretary in writing. In the event of such termination of a deferral, the amount previously deferred shall not be paid until such director ceases to be a director.

5. All fees so deferred will be credited to a special bookkeeping account for the director at such times as the fees would have been payable had the director not elected to defer payment thereof.

6. The Company will not set aside any money in trust or otherwise fund the payment of any amounts credited to the director's deferred fee account, but shall make payment to the director when due out of general corporate funds. The director shall have the status solely of an unsecured general creditor of the Company with respect to the amounts credited to the director's deferred fee account.

7. Interest shall be accrued on all deferred fees from and after the date when credited to the director's deferred fee account until paid as hereinafter provided. For all amounts credited to a director's deferred fee account prior to July 1, 1996, interest shall be accrued at the rate of 11% per annum; for all amounts credited to a director's deferred fee account on or after July 1, 1996, interest shall be accrued at the prime interest rate as published in the Wall Street Journal on the first business day of January each year for the ensuing year. Such interest shall be credited to the director's deferred fee account as of the last day of each month and shall be compounded annually.

8. The balance in the director's deferred fee account (including interest thereon) accrued prior to July 1, 1996, shall be paid in ten equal annual installments, each installment being paid on or before January 10 of each year beginning with the calendar year immediately following the year in which the director ceases to be a director. The balance in the director's deferred fee account (including interest thereon) accrued on and after July 1, 1996, shall be paid in a lump sum or in equal annual installments, as the director shall elect at the time the director makes the deferral election under paragraph 1 hereof. Notwithstanding the foregoing, the Company, acting by resolution of the Board exclusive of any director covered by this plan, in its sole discretion may determine to make payment of the balance in the director's deferred fee account (including accrued interest thereon) in one payment or in installments. Furthermore, the director may change the deferred payment election for cash fees and other cash compensation that has previously been deferred into the director's deferred fee account by delivering a subsequent deferral payment election in writing to the Secretary that will take effect at the beginning of the second complete calendar year after the date of the revised deferral payment election. Interest at the rates provided in Section 7 shall be earned on unpaid installments.

        The foregoing not to the contrary, after a director ceases to be a director, such person, or in the event of such person's death, his or her surviving spouse or beneficiary, may, at any time, request an immediate lump sum payment of all or part of the present value of his or her deferred fee account that is not yet due and payable, subject to forfeiture of ten percent (10%) of such amount.

9. Upon the death of a director or a former director, any amounts of deferred director's fees and interest accrued shall be paid in full on or before January 10 of the calendar year following the year in which the director dies, to the legal representative of the director's estate or to such person(s) as the director shall have instructed the Company by written instrument filed with the Secretary of the Company and signed by the director.

10. Upon a Change of Control of the Company (as hereinafter defined) the entire balance of the director's deferred fee account shall be paid in full to the director.

CHANGE OF CONTROL:

For purposes hereof, Change of Control shall have the following meaning:

                (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) hereof, or

                (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, than any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (c) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business combination; or

                (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        Last Revised: 11-25-02

                                        3